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                                                                    EXHIBIT 99.2

                               NETCREATIONS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE The NetCreations, Inc. 2000 Employee Stock Purchase Plan (the "2000 ESPP" or the "Plan") provides employees of NetCreations, Inc. (the "Company") with an opportunity to become owners of the Company through purchasing shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly. The Plan is effective as of July 1, 2000.

ELIGIBILITY                        An Employee whom the Company employs as of
                                   the first day of a Payroll Deduction Period
                                   (and has employed for such prior waiting period, initially set at 90 days, as the Committee determines) is eligible to participate in the 2000 ESPP for that Payroll
                                   Deduction Period. However, an Employee may not make a purchase under the 2000 ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. In determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section
                                   424(d) of the Code apply.

                                   Employee means any person employed as a
                                   common law employee of the Company. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee, unless the Committee determines that including the person is necessary to preserve tax treatment.

ADMINISTRATOR                      The Compensation Committee of the Board of
                                   Directors (the "Board") of the Company, or such other committee as the Board designates
                                   (the "Committee"), will administer the 2000
                                   ESPP. The Committee is vested with full
                                   authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the 2000
                                   ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). Any determination or action of the Committee in connection with administering or interpreting the 2000 ESPP will be final and binding upon each Employee, Participant, and all persons claiming under or through any Employee or Participant.

                                   Without shareholder consent and without
                                   regard to whether the actions might adversely affect Participants, the Committee (or the Board) may establish and change the Payroll Deduction
                                      Periods,

                                      limit or increase the frequency and/or
                                      number of changes in the amounts withheld during a Payroll Deduction Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,



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                                      lengthen or shorten the waiting period
                                      before an Employee becomes eligible to
                                      participate, so long as the change applies uniformly,

                                      permit payroll withholding in excess of
                                      the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections,

                                      establish reasonable waiting and
                                      adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, delegate its functions (other than those with respect to setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and

                                      establish such other limitations or
                                      procedures as it determines in its sole
                                      discretion advisable and consistent with the Plan.

                                   The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period or the higher of both rather than as of the lower) for Payroll Deduction Periods beginning after Committee action.

PAYROLL DEDUCTION PERIOD           Payroll Deduction Periods are the periods
                                   during which the Company collects payroll deductions for a particular purchase. Unless the Committee specifies otherwise, the
                                   Payroll Deduction Periods will be successive calendar quarters beginning January 1, April
                                   1, July 1, and October 1, beginning when the
                                   Committee determines they should begin.

PARTICIPATION                      An eligible Employee may become a
                                   "Participant" for a Payroll Deduction Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources professionals within a reasonable period of time before the first day of such Payroll Deduction Period.
                                   All Participants receiving options under the 2000 ESPP will have the same rights and privileges.

METHOD OF PAYMENT                  A Participant may contribute to the 2000 ESPP
                                   solely through payroll deductions as follows:

                                   The Participant must elect on an
                                   authorization notice or other required
                                   documentation to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at or above a minimum rate and under terms the Committee determines. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions (but expressly excluding income from stock options or other noncash compensation), from the Company paid during a Payroll Deduction Period.

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                                   All payroll deductions will be credited to
                                   the Participant's account under the 2000
                                   ESPP. No interest will accrue on the account.

                                   Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll Deduction Period, unless the Participant sooner withdraws as authorized under WITHDRAWALS below.

                                   A Participant may not alter the rate of
                                   payroll deductions during the Payroll
                                   Deduction Period.

                                   The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS                On the first day of each Payroll Deduction
                                   Period, a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his or her Compensation. Such number of shares will be determined at the end of the Payroll
                                   Deduction Period according to the following procedure:

                                      STEP 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

                                      STEP 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of the Fair Market Value of a share of Common Stock on the first day of the Payroll Deduction Period and the last day of the Payroll Deduction Period (provided that the Committee can increase the price before a Payroll Deduction Period begins); and

                                      STEP 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2.

                                   The Committee will determine the treatment of any fractional shares from among the following:

                                      The results of Step 3 will be used to
                                      purchase whole and fractional shares,

                                      Any amounts in Step 3 not used to purchase whole shares will be refunded to the Participant,

                                      Any amounts in Step 3 not used to purchase whole shares will be carried forward to the next Payment Deduction Period, or Such other treatment as the Committee approves.

FAIR MARKET VALUEx                 The Fair Market Value of a share of Common
                                   Stock for purposes of the Plan as of each date described in Step 2 will be determined as follows:

                                      if the Company has no publicly-traded
                                      stock, the Committee will determine the
                                      Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate;

                                      if the Common Stock trades on a national securities exchange, the closing sale price on that date;



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                                      if the Common Stock does not trade on any
                                      such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                      if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date; or

                                      if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                                   For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately following trading day when determining the price for the first day of the Payroll Deduction Period and the immediately preceding trading day when determining the price on the last day. The Committee can substitute a particular time of day or other measure of "closing sale price" if appropriate because of changes in exchange or market procedures.

                                   The Committee has sole discretion to
                                   determine the Fair Market Value for purposes of this Plan, and all participation is conditioned on the participant's agreement that the Committee's determination is conclusive and binding even though others might make a different and also reasonable determination.

                                   No Participant shall receive options:

                                      if, immediately after the grant, that
                                      Participant would own shares, or hold
                                      outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries (as defined below); or

                                      that permit the Participant to purchase
                                      shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF OPTION                 Unless a Participant effects a timely
                                   withdrawal under the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction
                                   Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase of the maximum number of shares (including, if the Committee so provides, fractional shares) that the sum of the payroll deductions credited to the Participant's account during such Payroll

                                   Deduction Period can purchase under the
                                   formula specified in GRANTING OF OPTIONS.

DELIVERY OF COMMON STOCK           As soon as administratively feasible after
                                   the options are used to purchase Common
                                   Stock, the Company will



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                                   credit to each Participant or, in the
                                   alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants. Unless the Committee determines otherwise, Participants who are holding shares and any persons to whom they transfer part or all of their shares other than by sale must retain those shares with a Company specified broker or agent until the second anniversary of the first day of the Payroll Deduction Period in which they bought the shares. Unless the Committee determines otherwise, a Participant may sell the shares despite the foregoing restriction but may not transfer them to another broker until the foregoing two year period (the "Account Restriction Period") ends. The Committee may require that the specified agent or custodian hold the shares of Common Stock for a minimum period of time after receipt (including through and beyond the Participant's active employment) and reinvest any dividends received in additional shares of Common Stock. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the 2000 ESPP.

SUBSEQUENT OFFERINGS               A Participant will be deemed to have elected
                                   to participate in each subsequent Payroll
                                   Deduction Period following his initial
                                   election to participate in the 2000 ESPP, unless the Participant files a written withdrawal notice with the Human Resources
                                   Department at corporate headquarters (or such other recipient as the Department designates) at least 10 days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the 2000
                                   ESPP.

WITHDRAWAL FROM THE PLAN           A Participant may withdraw all, but not less
                                   than all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Human
                                   Resources Department or its designee on
                                   behalf of the Committee at least 30 days before the end of such Payroll Deduction
                                   Period (or by such other deadline as the Committee determines). A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Payroll
                                   Deduction Period will be deemed to have
                                   withdrawn from the 2000 ESPP as of the date of such cessation, unless the Committee establishes other procedures.

                                   When a Participant withdraws from the 2000
                                   ESPP, his or her outstanding options under the 2000 ESPP will immediately terminate.

                                   Unless the Committee determines otherwise, if a Participant withdraws from the 2000 ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

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                                   A Participant who has elected to withdraw
                                   from the 2000 ESPP may resume participation in the same manner and under the same rules as any Employee making an initial election to participate in the 2000 ESPP (i.e., he may elect to participate in the next following Payroll Deduction Period so long as he or she files the authorization form by the deadline for that Payroll Deduction Period). Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the 2000 ESPP for any reason will only be permitted toresume participation in a manner that will permit transactions under the 2000 ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO PLAN              The shares of Common Stock that the Company
                                   will sell to Participants under the 2000 ESPP will be shares of authorized but unissued
                                   Common Stock, shares held as treasury stock, and shares purchased on the market. The maximum number of shares made available for sale under the 2000 ESPP will be 1,000,000, increased beginning December 31, 2001 and each succeeding December 31 by 200,000 shares
                                   (with both numbers subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK below). If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the 2000 ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                                   A Participant will have no interest in shares covered by his participation until the last day of the applicable Payroll Deduction Period.

                                   After the end of the Account Restriction
                                   Period, shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

ADJUSTMENTS UPON CHANGES IN
CAPITAL STOCK                      Subject to any required action by the Company
                                   (which it will promptly take) or its
                                   shareholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction Period,

                                      the outstanding shares of Common Stock
                                      increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such
                                      Common Stock occurs without the Company's receiving consideration (excluding, unless the Committee determines otherwise, stock repurchases),

                                   the Committee must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately

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                                   before such event. Any such adjustment to the
                                   options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

                                   The Board or the Committee may take any
                                   actions described in the ADJUSTMENTS UPON
                                   CHANGES IN CAPITAL STOCK section without any requirement to seek optionee consent.

                                   The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                                   Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE
CHANGE Upon a Substantial Corporate Change, the Plan and the offering will TERMINATE and all accumulated funds will be distributed as though the Participants had elected to withdraw unless either (i) such termination would prevent use of "pooling of interest" accounting for a reorganization, merger, or consolidation of the Company that the Board approves or (ii) unless provision is made in writing in connection with such transaction for the assumption or continuation of
                                      outstanding elections, or

                                      the substitution for such options or
                                      grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                                   A Substantial Corporate Change means the

                                      sale of all or substantially all of the
                                      assets of the Company to one or more
                                      individuals, entities, or groups (other
                                      than an "Excluded Owner" as defined
                                      below),

                                      complete or substantially complete
                                      dissolution or liquidation of the Company;

                                      a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of 100% of the undiluted total voting power of the Company's then-

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                                      outstanding securities eligible to vote to
                                      elect members of the Board ("Company
                                      Voting Securities");


                                      completion of a merger or consolidation of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent, or any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.

                                   An "Excluded Owner" consists of the Company, any Company Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

DESIGNATION OF BENEFICIARY         A Participant may file with the Committee a
                                   written designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the 2000 ESPP or any shares of Common Stock owed to the Participant under the 2000 ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources professionals on behalf of the Committee.

                                   Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company will deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent, or relative is known to the Committee, then to such other person as the Committee may designate.

                                   No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

TRANSFERS, ASSIGNMENTS, AND
PLEDGES A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of Common Stock under the

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                                   2000 ESPP other than by will or the laws of
                                   descent and distribution or under a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR TERMINATION OF
PLAN The Board of Directors of the Company or the Committee may at any time terminate or amend the 2000 ESPP. Any amendment of the 2000 ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the 2000 ESPP, or (iii) materially modifies the eligibility requirements for participation in the 2000 ESPP must be approved by the shareholders of the Company to take effect. The Company will refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

EFFECT ON OTHER PLANS              Whether exercising or receiving an option
                                   causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or local Human Resources professionals of the Company receive them or when any other person or entity the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS                     Any amounts the Company invests or otherwise
                                   sets aside or segregates to satisfy its
                                   obligations under this 2000 ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the 2000 ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the 2000 ESPP. Nothing contained in the 2000 ESPP, and no action taken under its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF STOCK
OWNERSHIP                          No Participant and no beneficiary or other
                                   person claiming under or through such
                                   Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

TAX WITHHOLDING                    To the extent that a Participant realizes
                                   ordinary income or wages for employment tax purposes in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any


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                                   Participant who sells or otherwise transfers
                                   shares purchased under the Plan within two years after the beginning of the Payroll Deduction Period in which he purchased the shares must, within 30 days of such transfer, notify the Company's Payroll Department in writing of such transfer. Each Participant, as a condition of participation, agrees that the Company may treat the purchase of shares and/or their disposition as taxable events requiring the withholding or other collection of income and employment taxes and further agrees to pay any such taxes for which the Company cannot reasonably withhold.

LIMITATIONS ON LIABILITY           Notwithstanding any other provisions of the
                                   2000 ESPP, no individual acting as a
                                   director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the 2000 ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the 2000 ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this 2000 ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT             Nothing contained in this Plan constitutes an
                                   employment contract between the Company and any Employee. The 2000 ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP                   Unless the Company's Board extends the Plan's
                                   term, no Payroll Deduction Period will end after June 30, 2010.

APPLICABLE LAW                     The laws of the State of Delaware (other than
                                   its choice of law provisions) govern the 2000
                                   ESPP and its interpretation.

LEGAL COMPLIANCE                   The Company will not issue any shares of
                                   Common Stock under the Plan until the
                                   issuance satisfies all applicable
                                   requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                                   The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, ("Securities Act") and the Securities Exchange Act of 1934, as amended, and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a

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                                   way that conforms to such laws, rules, and
                                   regulations. To the extent applicable law permits, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF SHAREHOLDERS           The ESPP must be submitted to the
                                   shareholders of the Company for their
                                   approval within 12 months after the Board adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.


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